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                                                                   EXHIBIT 10(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]







                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus incorporated by reference in Post-Effective Amendment No. 23 to Form N-4 (File No. 33-43773) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


                                  SUTHERLAND ASBILL & BRENNAN LLP


                                  By:     /s/ Stephen E. Roth
                                      -----------------------------------------
                                         Stephen E. Roth, Esq.



Washington, D.C.
October 7, 2002